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                                                                   Exhibit 99.11


                                  CONTACT:     James W. Swent
                                               Chief Executive Officer
                                               American Pad & Paper Co.
                                               (972) 733-6200
FOR IMMEDIATE RELEASE
                                               Robert P. Jones/Theresa Schillero
                                               Leslie Feldman/Eileen King-Press
                                               (212) 850-5600
                                               Ken Pieper
                                               (972) 663-9390
                                               Morgen-Walke Associates


                      AMERICAN PAD & PAPER NAMES JOHN HILL
                        VICE PRESIDENT OF AMPAD DIVISION

         DALLAS, Texas, August 18, 1998, -- American Pad & Paper Company (NYSE:AGP) (AP&P) today announced that John Hill has joined the AMPAD division as Vice President assuming responsibilities for mass market sales.

         Mr. Hill joins AP&P after having most recently served as Vice President of Business Development and National Account Manager at Gibson Greetings. Prior to Gibson Greetings, he spent fifteen years with Hallmark where he held various senior level positions in its sales organization. Mr. Hill received his Bachelors of Science degree in Business Administration/Marketing from the University of Texas at Austin.

       American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. In its 22 U.S. facilities, the company manufacturers and distributes writing pads, file folders, machine papers, envelopes and other office products. Name brands include Ampad, Century, Embassy, Gold Fibre, Huxley, Karolton, Kent, Peel & Seel, SCM, Williamhouse and World Fibre.

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